Exhibit 10.1

                         SECOND MODIFICATION AGREEMENT AND WAIVER

            THIS AGREEMENT made as of December 16, 2020 by and among MidCap Business Credit LLC, a Texas limited liability company ("Lender"), Trans-Lux Corporation, a Delaware corporation ("Trans-Lux"), Fairplay Corporation, an Iowa corporation ("Fairplay", and together with Trans-Lux the "Borrowers" and each a "Borrower"), together with guarantors Trans-Lux Canada Ltd., a Canadian corporation, Trans-Lux Energy Corporation, a Connecticut corporation,  Trans-Lux Display Corporation, a Delaware corporation, and Trans-Lux Investment Corporation, a Delaware corporation, (collectively, the "Guarantors" and each a "Guarantor"; and together with Borrowers, jointly, severally and collectively, "Obligors" and each an "Obligor").

            WHEREAS, the Borrowers entered into certain loan arrangements (the "Obligations") with the Lender evidenced by various documents including without limitation a Secured Revolving Time Note dated September 16, 2019 from the Borrowers to the Lender in the maximum principal amount of $4,000,000.00 (as amended, and as restated from time to time, the "Revolving Note"), said Obligations being secured by a blanket first security interest in all assets of all the Obligors pursuant to a Loan and Security Agreement (All Assets) also dated September 16, 2019 by and among the Obligors and the Lender (as amended, and as restated from time to time, the "Loan Agreement"), said Loan Agreement having been previously amended by a certain Modification Agreement dated as of June 3, 2020, among the Lender and the Obligors whereby the Lender: (i) waived Events of Default resulting from the Borrowers permitting their consolidated EBITDA to be less than $220,000.00 for the six month period ending March 31, 2020 as required under Section 8(l) of the Loan Agreement, and the Borrowers’ acknowledged  material adverse change in the business and financial condition of the Borrowers; (ii) assented to the Borrowers entering into the Contract Manufacturing Agreement dated on or about June 3, 2020 by and between the Borrowers and Craftsmen Industries, Inc. (the "Craftsman Manufacturing Agreement); (iii) assented to Fairplay entering into a Security Agreement with Craftsmen dated on or about June 3, 2020 securing Fairplay’s obligation sunder the Craftsmen Manufacturing Agreement; (iv) agreed to continue to make Revolving Loans to the Borrowers on a discretionary basis in accordance with the Loan Agreement; and (v) modify the Minimum EBITDA Covenant; and

            WHEREAS, the Guarantors each executed and delivered to Lender Unlimited Guarantees dated September 16, 2019 (each, a "Guaranty" and collectively, the "Guarantees"; and, together with the Loan Agreement, Revolving Note, and any other documents evidencing the Obligations, the "Loan Documents") guarantying any and all liabilities, debts and obligations of Borrowers to Lender now existing or hereafter arising, including without limitation the Obligations, said Guarantees being secured by secured by a blanket first security interest in all assets of the Guarantors further to the Loan Agreement as outlined above; and

            WHEREAS, a new Event of Default has occurred and is continuing under the Loan Agreement on account of the Borrowers permitting their consolidated EBITDA to be less than  ($250,000.00) for the three month period ending September 30, 2020 as required under Section 8(l) of the Loan Agreement and constituting an Event of Default pursuant to Section 11(ii) of the Loan Agreement (the "Existing Event of Default"); and

            WHEREAS, in order to help to sustain operations the Obligors have requested that the Lender: (i) waive the Existing Event of Default; (ii) continue to make Revolving Loans to the Borrowers on a discretionary basis in accordance with the Loan Agreement; and (iii) modify the Minimum EBITDA Covenant by eliminating the covenant test for the six month period ending December 31, 2020 which the Borrowers do not expect to meet; and

            WHEREAS, the Lender is so willing, but only upon the terms and conditions outlined herein;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Obligors and Lender hereby stipulate, covenant and agree as follows:

1.               Recitals.  The parties hereto agree that the Recitals are correct and are adopted by the parties and incorporated herein.

2.               Construction.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.  Time shall be of the essence hereof.

3.               Current Indebtedness. The Obligors hereby acknowledge, ratify and confirm their respective liabilities to Lender for repayment of the Obligations pursuant to the Loan Documents, including without limitation all unpaid principal and accrued interest, late charges, fees and other costs of collection (including without limitation attorneys' fees and expenses incurred or to be incurred in connection therewith.  As of December 15, 2020 the amount of principal, interest and fees owing under Obligations is as follows:

Facility	Principal	Interest	Fees

Revolving Note	$342,813.90	$900.03	$1,451.61

            The Obligors hereby agree to reimburse the Lender for all reasonable attorneys’ fees and actual costs incurred by the Lender in connection with the negotiation and execution of this Agreement, and for any and all reasonable legal fees and costs actually incurred in connection with the Obligations, the Loan Agreement, and the Existing Event of Default. The Obligors hereby acknowledge and agree to all fees and costs paid to date. The Obligors acknowledge, agree and confirm that interest, attorney’s fees and costs of collection continue to accrue and be incurred.

4.               Waiver of Defenses and Claims.  The Obligors represent and warrant that each has no defenses, setoffs or counterclaims to the payment of their respective liabilities and Obligations to Lender under the Loan Documents. To the extent any such defenses, setoffs, counterclaims ever existed, they are hereby waived and the Lender is released, remised and forever discharged from any and all claims now existing or hereafter arising and associated with occurrences prior to the date hereof of any and all of the Obligors in consideration of the Lender’s agreements contained herein. Obligors also hereby release the Lender together with the Lender’s managers, officers, agents, counsel, successors or assigns, from any and all claims or causes of action they may have against such parties, whether known or unknown, contingent or otherwise, as of the date hereof.

5.               Validity of Documents.  Each of the Obligors acknowledges and agrees that:

(a)             the liabilities arising out of the Loan Documents are the legal, valid and binding obligations of the Obligors;

(b)            the liens, encumbrances and security interests granted to the Lender pursuant to the Loan Documents remain valid, perfected and enforceable; and

(c)             Except to the extent the Lender has agreed to limit its rights thereto pursuant to this Agreement, (i) the Lender may enforce the payment and performance of all obligations of Obligors under the Loan Documents, and (ii) the Lender reserves and does not waive any of the rights under the Loan Documents, the terms and conditions of which remain in full force and effect except as specifically modified herein.

6.               Negative Covenants.  Obligors hereby agree they will not without the prior written consent of the Lender, sell, convey or otherwise dispose of or transfer any of their property other than customary sales or transfers in the ordinary course, nor directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by them, except for any lien securing any indebtedness to Lender and except as noted herein.  Obligors also agree not to loan, transfer outside of the ordinary course of business, or give money to any other party and/or to each other, except to pay an obligation to Lender or for customary obligations incurred in the ordinary course of business.

7.               Terms of Modification.

a.                The Lender hereby waives enforcement of its rights against the Borrowers arising from the Existing Event of Default to the extent, and only to the extent, that the specific Existing Event of Default occurred or existed under the Loan Agreement or the Loan Documents on or as of December 16, 2020. This waiver shall be effective only for the specific Existing Event of Default listed herein and only through or as of the date specified above, and in no event shall this waiver be deemed to be a waiver of (a) enforcement of the Bank's rights with respect to any other Event(s) of Default now existing or hereafter arising, or (b) Borrowers’ compliance with (i) the covenants or other provisions of the Loan Documents from and after the date specified above, or (ii) any other covenants or provisions thereof. Nothing contained in this Agreement or any communications between the Lender and the Borrowers shall be a waiver of any rights or remedies the Lender has or may have against the Obligors, except as specifically provided herein. The Lender hereby reserves and preserves all of its rights and remedies against the Obligors under the Loan Agreement, the other Loan Documents and applicable law.

b.                The Loan Agreement is hereby amended by deleting Section 8(l) of the Loan Agreement in its entirety and inserting the following new Section 8(l) in lieu thereof in order to eliminate the test for the period ending December 31, 2020:

" (l) Minimum EBITDA.  Borrower shall not permit its consolidated EBITA to be less than the following amounts for the following periods:

Period                                                                         Amount

3 months ending March 31, 2021                               $100,000.00

6 months ending June 30, 2021                                  $250,000.00

9 months ending September 30, 2021                        $400,000.00

12 months ending December 31, 2021 and for          $600,000.00

the 12 month period ending as of the end of each fiscal quarter thereafter."

c.                The Borrowers shall continue to pay interest to Lender on account of the Revolving Loans monthly in arrears on the first day of each month per the terms of the Loan Agreement.

d.               The Obligors shall continue to provide the Lender with evidence of valid insurance coverage reasonably acceptable to the Lender and naming the Lender as additional insured and loss payee.

e.                Contemporaneously with the execution of this Agreement, the Borrowers shall pay to the Lender a modification fee in the amount of Two Thousand Five Hundred ($2,500.00) Dollars (the "Modification Fee"), which Modification Fee shall be deemed earned in full upon execution of this Agreement. By accepting this Agreement, the Borrowers hereby authorize and direct the Lender to pay such Modification Fee and to treat the same as a loan to the Borrowers pursuant to the Loan Agreement.

f.                Unless mutually modified by the parties to that agreement with the Lender’s prior written consent, any failure by the Obligors to comply with the terms and conditions of this Modification Agreement shall constitute an Event of Default under the Loan Agreement and the Loan Documents.

g.               Contemporaneously with the execution of this Agreement, the Borrowers shall reimburse the Lender for all unreimbursed legal fees and costs incurred in connection with the Existing Event of Default, and preparation of this Agreement.  The Borrowers shall continue to be responsible for all reasonable legal fees and costs which Borrowers acknowledge are continuing to accrue.

8.               Enforcement of Loan Documents.  Except for Lender’s agreement to waive the Existing Event of Default and modify the Loan Agreement as set forth herein, nothing in this Agreement and no action taken pursuant hereto, shall be deemed to prevent, impair or limit the Lender’s rights against the Obligors under the Loan Documents at any time, it being expressly understood and agreed that the Lender expressly reserves those rights (except for those rights modified herein or subsequently modified in writing).  Each of the Obligors hereby grants a continuing security interest to the Lender to secure all of the Obligations owing under each of the Loan Documents in consideration of the Lender’s agreements herein.

9.               Financial Condition.  The Obligors warrant they have not transferred any of their property for less than "fair consideration" within the preceding twelve months.  The Obligors shall allow the Lender or its independent certified accountants reasonable access to their respective financial records, including without limitation past income tax returns, for the purpose of determining the accuracy and otherwise verifying the truth of the Obligors representations and warranties regarding their financial condition.

10.           Environmental Warranty.  The Obligors hereby represent, warrant and covenant that none of them has in any manner unlawfully generated, stored or disposed of, released or to the best of their knowledge after diligent inquiry, permitted the release of any flammable substance, explosives, radioactive materials, hazardous wastes, toxic substances, material from, into or in any property owned or leased by Borrower or Guarantors, as any of such terms may be defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, Chapter 21E of the Massachusetts General Laws, and regulations adopted thereunder, or in any other applicable federal, state or local environmental laws, rules or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials.  Obligors shall defend, indemnify and hold harmless the Lender against any and all claims, damages, losses, liabilities, costs or expenses including reasonable attorneys' fees which the Lender may incur or which may be claimed against the Lender by any person or entity by reason of said property.  Notwithstanding the foregoing the Obligors shall be under no obligation to obtain or produce a 21E report or similar environmental reports to be in compliance with this paragraph.

11.           No Assignment.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided however that no party other than the Lender may assign this Agreement or any rights hereunder without the Lender’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment from the Lender shall release any other party hereto from the liabilities to the Lender.

12.           Governing Law.  This Agreement has been negotiated and accepted in, and shall be deemed to have been made in the Commonwealth of Massachusetts and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

13.           Waiver of Jury Trial.  THE OBLIGORS HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS.

14.           Entitlement to Immediate Relief from Stay.  The Obligors each hereby acknowledge and agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that in the event any of the Obligors should make application for or seek relief or protection under any of the Sections or Chapters of the United States Bankruptcy Code (the "Code"), or in the event that any involuntary petition is filed against any Obligor, then, in such event, Lender shall thereupon be entitled to immediate relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies available to Lender pursuant to this Agreement or the applicable Loan Documents, or otherwise.  The foregoing shall in no way preclude, restrict or prohibit any Obligor from filing for protection under the Code.

15.           Entitlement to Additional Relief.  The Borrowers hereby acknowledge and agree, in further consideration for the Lender entering into this Agreement that, following the occurrence of an Event of Default under the Loan Agreement, the Lender shall be entitled to, at the Lender’s election, the appointment of a receiver of either or both of the Borrowers’ assets.  The Obligors further waive any and all rights to object to or otherwise challenge the Lender’s right to the appointment of a receiver hereunder.

16.           Lender Access to Consultants.  The Obligors each hereby authorize and permit Lender to have contact with any financial advisors or turnaround consultants retained by any of the Obligors, if any, and hereby authorize such consultants or advisors to provide the Lender with reasonable access to all of their financial projections, analyses and work product.

17.           Release upon Satisfaction.  In consideration of the covenants and agreements contained herein, the Obligors hereby agree to execute and deliver a general release to Lender in conjunction with any payoff or satisfaction of the Obligations related to all matters arising in connection with the Obligations.

18.           Direct Charge.  Obligors hereby authorize and direct the Lender to charge any of their accounts under the control of the Lender to pay any payments of principal or accrued interest as the same becomes due and payable pursuant to any note or other agreement between the Obligors and the Lender.

19.           Informed Execution.  The Obligors warrant and represent to the Lender that the Obligors: (i) have read and understood all of the terms and conditions of this Agreement; (ii) intend to be bound by the terms and conditions of this Agreement; and (iii) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection.

20.           Severability.  Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision.

21.           Third Party Beneficiaries.  Except as otherwise expressly provided, this Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including without limitation such parties that may have claims against the Obligors.

22.           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall constitute one and the same instrument.

23.           Ratification.  To the extent not otherwise modified herein, or in documents delivered pursuant hereto, the Loan Agreement and all of the Loan Documents are hereby ratified and confirmed.

24.           Authorization to Sign.  The parties signing below acknowledge and represent that they are duly authorized to sign on behalf of the identified parties hereto, as the case may be.

[Signatures appear on the following page]

            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

BORROWERS:

TRANS-LUX CORPORATION

FAIRPLAY CORPORATION

By: /s/ Todd Dupee

Name:    Todd Dupee

Title:      Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE.]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE.]

GUARANTORS:

TRANS-LUX CANADA LTD.

TRANS-LUX ENERGY CORPORATION

TRANS-LUX DISPLAY CORPORATION

TRANS-LUX INVESTMENT CORPORATION

By: /s/ Todd Dupee

Name:    Todd Dupee

Title:      Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE.]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE.]

LENDER:

MIDCAP BUSINESS CREDIT LLC

By: /s/ Steven A Samson

Name:  Steven A Samson

Title:    President